Exhibit 99.1

Appendix 4C

Quarter Ended 31 March 2014

San Diego, California and Sydney, Australia (Wednesday 30 April 2014, AEST) — REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) is pleased to provide the attached Appendix 4C Quarterly Report for the quarter ended 31 March 2014. The Appendix 4C is unaudited.

First Quarter Highlights

During the first quarter of 2014, the Company’s operating activities focused on:

•                  Completion of clinical enrollment with the ReZolve2 scaffold. The study is being conducted at locations in Australia, Brazil, Europe, and New Zealand. Enrollment in the study was completed 7 January 2014, with a total of 112 patients; and

•                  Development of FantomTM, the Company’s next generation bioresorbable coronary scaffold family. Fantom utilizes REVA’s advanced proprietary polymers that allow for thinner strut thickness, enhanced deliverability, and applicability to a variety of scaffold designs and is planned to be less expensive to manufacture than ReZolve2.

With the successful advancements in Fantom, on 26 March the Company announced that it had positioned its technical resources to focus on the development and testing of Fantom, with the objective to initiate a clinical study in the fourth quarter of 2014. Concurrent with the announcement of Fantom, the Company effected a reduction in its workforce of approximately 45% and affirmed its intention to complete a financing in 2014.

The Company will hold its Annual General Meeting of stockholders in Sydney, Australia, on Tuesday, 13 May 2014 at 10:30 a.m. at the Museum of Sydney. An additional update on operations will be provided at that time. Information regarding audio access to the meeting will be made available approximately 6 May 2014.

Appendix 4C

As of 31 March 2014, the Company’s cash balance was US$13,032,000 and its interest-bearing investments were US$994,000 for a total of US$14,026,000. The current quarter end cash balance reflects a decrease of US$6,197,000 from the 31 December 2013 quarter end balance of US$19,229,000, primarily as a result of expenditures related to normal operating activities and capital equipment purchases of US$216,000.

HEAD OFFICE:  5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE:  Level 2, Suite 2, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9229 2700 • +61 9229 2727 (FAX)

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability

REVA Medical, Inc. — ASX Announcement

The Company plans to file its Form 10-Q Quarterly Report (the “Quarterly Report”) with the U.S. Securities and Exchange Commission and with the Australian Securities Exchange on or before 9 May 2014. The Quarterly Report provides financial statements, along with Management’s Discussion and Analysis of Financial Condition and Results of Operations, for the quarter ended 31 March 2014.

About REVA

REVA is a development stage medical device company located in San Diego, California, USA, that is focused on the development, testing, and eventual commercialization of its proprietary bioresorbable stent products, which are also called “scaffolds.” The Company’s technologies combine its stent designs with its proprietary polymer; these products are designed to offer full x-ray visibility, clinically relevant sizing, and a controlled and safe resorption rate. The Company has several products in clinical study phase. A total of 112 patients were enrolled in its most recent trial in Australia, Brazil, Europe, and New Zealand; they will be followed for a total of five years, with primary data to be obtained at nine and 12 months. REVA will require successful clinical results and regulatory approval before it can commercialize any of its products.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements, such as those statements regarding our ability to raise financing to fund our operations on terms favorable to us or at all, our ability to obtain the regulatory approvals, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 17, 2014. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

United States	Australia

Investor and Media Enquiries:	Investor Enquiries:
REVA Medical, Inc.	Inteq Limited
Cheryl Liberatore	Kim Jacobs
Director, Investor Relations and Marketing	+61 2 9229 2700
+1 858-966-3045
Media Enquiries:
Buchan Consulting
Rebecca Wilson
+61 3 9866 4722
Annabel Murphy
+61 2 9237 2800

2

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/03/00  Amended 30/09/01, 24/10/05, 17/12/10

Name of entity
REVA Medical, Inc.

ABN	Quarter ended (“current quarter”)
ARBN 146 505 777	31 March 2014

Consolidated statement of cash flows

Cash flows related to operating activities		Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.1	Receipts from customers	0	0

1.2	Payments for (a) staff costs	(3,122)	(3,122)
	(b) advertising and marketing	0	0
	(c) research and development	(2,682)	(2,682)
	(d) leased assets	0	0
	(e) other working capital	(848)	(848)
1.3	Dividends received	0	0
1.4	Interest and other items of a similar nature received	3	3
1.5	Interest and other costs of finance paid	0	0
1.6	Income taxes paid	0	0
1.7	Other (provide details if material)	0	0
	Net operating cash flows	(6,649)	(6,649)

+ See chapter 19 for defined terms.

17/12/2010

		Current Quarter (Q1) $’000 USD	Year to date (3 months) $’000 USD
1.8	Net operating cash flows (carried forward)	(6,649)	(6,649)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	(216)	(216)
	(e) other non-current assets	0	0
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	0	0
	(b) equity investments	0	0
	(c) intellectual property	0	0
	(d) physical non-current assets	0	0
	(e) other non-current assets	0	0
1.11	Loans to other entities	0	0
1.12	Loans repaid by other entities	0	0
1.13	Other: maturities of Certificates of Deposit	498	498
	Net investing cash flows	282	282
1.14	Total operating and investing cash flows	(6,367)	(6,367)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc.	170	170
1.16	Proceeds from sale of forfeited shares	0	0
1.17	Proceeds from borrowings	0	0
1.18	Repayment of borrowings	0	0
1.19	Dividends paid	0	0
1.20	Other (provide details if material)	0	0
	Net financing cash flows	170	170

	Net increase (decrease) in cash held	(6,197)	(6,197)

1.21	Cash at beginning of quarter/year to date	19,229	19,229
1.22	Exchange rate adjustments to item 1.20	0	0
1.23	Cash at end of quarter	13,032	13,032

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current Quarter (Q1) $’000 USD
1.24	Aggregate amount of payments to the parties included in item 1.2	271
1.25	Aggregate amount of loans to the parties included in item 1.11	0

1.26	Explanation necessary for an understanding of the transactions
	20
	27
	224

Non-cash financing and investing activities

2.1                               Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows

N/A

2.2                               Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest

N/A

Financing facilities available

Add notes as necessary for an understanding of the position.

		Amount available $’000 USD	Amount used $’000 USD
3.1	Loan facilities	0	0
3.2	Credit standby arrangements	0	0

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current Quarter (Q1) $’000 USD	Previous Quarter (Q4) $’000 USD
4.1	Cash on hand and at bank	42	24
4.2	Deposits at call (including time deposits)	12,990	19,205
4.3	Bank overdraft	0	0
4.4	Other (provide details)	0	0
	Total: cash at end of quarter (item 1.23)	13,032	19,229

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))
5.1	Name of entity	N/A	N/A
5.2	Place of incorporation or registration
5.3	Consideration for acquisition or disposal
5.4	Total net assets
5.5	Nature of business

Compliance statement

1                     This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2                     This statement does give a true and fair view of the matters disclosed.

Sign here:	/s/ Katrina Thompson	Date: 30 April 2014
(Chief Financial Officer/Company Secretary)

Print name: Katrina L. Thompson

Notes

1.                                     The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position.  An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.                                     The definitions in, and provisions of, AASB 107: Statement of Cash Flows apply to this report except for any additional disclosure requirements requested by AASB 107 that are not already itemised in this report.

3.                                     Accounting Standards.  ASX will accept, for example, the use of International Financial Reporting Standards for foreign entities.  If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.